Exhibit 99.2

INERGY GP, LLC

BALANCE SHEET

September 30, 2003

ASSETS

Current assets:
Cash	$1,000

Total assets	$1,000

OWNER’S EQUITY

Owner’s equity	$1,000

Total owner’s equity	$1,000

See accompanying note.

INERGY GP, LLC

NOTE TO BALANCE SHEET

1.    Nature of Operations

Inergy GP, LLC is a Delaware limited liability company formed on March 2, 2001 to become the managing general partner of Inergy, L.P. Inergy GP, LLC is a wholly-owned subsidiary of Inergy Holdings, LLC. Inergy GP, LLC owns a non-economic managing general partner interest in Inergy, L.P.

On March 2, 2001, Inergy Holdings, LLC contributed $1,000 to Inergy GP, LLC in exchange for a 100% ownership interest.

On March 7, 2001, Inergy GP, LLC received a managing general partner interest in Inergy, L.P. There have been no other transactions involving Inergy GP, LLC as of September 30, 2003 other than reimbursement for all direct and indirect expenses incurred or payments it makes on behalf of Inergy, L.P in connection with operating the Inergy, L.P. business. These costs totaled approximately $2.1 million for the year ended September 30, 2003.